UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2006

Commission File Number    333-89208

2-TRACK GLOBAL, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	41-2036671
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 Argo House Kilburn Park Road London, UK	NW6 5LF
(Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number:	011-44-20-7644-0472 (Registrant's telephone number, including area code)

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM: 5.02     Departure of Director; Election of Director

Jae M. Hyun, a director of 2-Track Global, resigned his position effective December 30, 2006. Frank Snortheim, 50, is appointed as the new director effective January 4, 2007. Mr. Snortheim will join Woosun Jung on the Company's Board of Directors.

Mr. Snortheim has been an investment director of InnFond P/S, Copenhagen , Denmark since 2003, with responsibility for identifying new investment opportunities, preparing business plans, identifying potential partners, coaching management teams and identifying new financing partners. Prior to this role, Mr. Snortheim was a vice president -- head of TMT -- sector Denmark for Handelsbanken Securities, a division of Svenska Handelsbanken AB, Sweden, Corporate Finance, Copenhagen, Denmark. Mr. Snortheim also spent 2 years working for Washington Equity Partners, Washington D.C. where he was a director and partner. Prior to his work with Washington Equity Partners, Mr. Snortheim worked with DSC Communications, Plano, Texas as director for strategic marketing. Mr. Snortheim has an executive education from INSEAD, Fontainebleau, France and MBA studies from Marquette University Graduate Schools, MS in Economics with finance major from Copenhagen Business School and a BA in Business from Copenhagen Business School.

Mr. Snortheim has been granted 500,000 shares of the Company's restricted common stock upon his appointment to the Board. Such shares will be issued in January 2007 and will vest on the first anniversary date from the date of issuance.

Mr. Hyun's resignation was not the result of any disagreement with the Company and he will continue to work with the Company in a consulting capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

2-Track Global, Inc.

/s/Woosun Jung                  President and CFO
Woosun Jung                       January 4, 2007

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